SUB-ITEM 77C: Submission of Matters to a Vote of Security
Holders

          A special meeting of shareholders of Credit Suisse
Opportunity Funds was held on April 11, 2003 for the following purposes. The results of the votes tabulated at the special meeting are reported below.

          1.   To elect eight trustees to the Board of
Trustees of Credit Suisse
Opportunity Funds.

          Name of Trustee          For
Withheld

          Richard H. Francis       79,271,697 shares
57,628 shares

          Jack W. Fritz            79,271,697 shares
57,628 shares

          Joseph D. Gallagher      79,273,049 shares
56,276 shares

          Jeffrey E. Garten        79,273,049 shares
56,276 shares

          Peter F. Krogh           79,273,049 shares
56,276 shares

          James S. Pasman, Jr.          79,271,697 shares
57,628 shares

          Steven N. Rappaport      79,273,049 shares
56,276 shares

          William W. Priest        79,273,049 shares
56,276 shares

          2A. To approve an amended distribution plan for Municipal Money Fund.

          Approve:  40,372,953 shares
          Against:  79,562 shares

          2B.  To approve an amended distribution plan for
U.S. Government Money                   Fund.

          Approve:  31,084,438 shares
          Against:  7,688 shares
          Abstain:  2,354 shares

          2C. To approve amended distribution plans for High Income Fund (by Class)

          Class A

          Approve:  2,410,777 shares
          Against:         7,955 shares
          Abstain:       11,903 shares

          Class B (as to Class A Distribution Plan)

          Approve:  1,287,427 shares
          Against:         2,401 shares
          Abstain:       23,721 shares

          Class B (as to Class B Distribution Plan)

          Approve:  1,289,423 shares
          Against:            405 shares
          Abstain:       23,721 shares

          Class C

          Approve:  2,254,413 shares
          Against:       18,639 shares
          Abstain:       38,901 shares

          Common Class

          Approve:      101,229 shares
          Against:          1,584 shares
          Abstain:                 0 shares

          2D. To approve an amended Distribution Plan for International Fund (by Class)

          Class A

          Approve:  1,125,885 shares
          Against:         5,888 shares
          Abstain:         2,025 shares

          Class B (as to Class A Distribution Plan)

          Approve:       90,261 shares
          Against:         3,021 shares
          Abstain:         2,646 shares

          Class B (as to Class B Distribution Plan)

          Approve:       90,492 shares
          Against:         2,791 shares
          Abstain:         2,646 shares

          Class C

          Approve:       14,328 shares

          Against:         4,569 shares
          Abstain:                0 shares

          Common Class

          Approve:       4,279 shares
          Against:            94 shares
          Abstain:       0 shares

     3. To modify or eliminate fundamental investment restrictions as follows:

          3A.  To modify the International Fund's
fundamental investment restriction on             borrowing
money.

          Approve:       1,232,955 shares
          Against:             17,126 shares
          Abstain:              2,916 shares

          3B.  To modify the Municipal Money Fund's
fundamental investment                  restriction on
lending.

          Approve:       40,270,168 shares
          Against:       55,862 shares

          3C.  To modify the U.S. Government Money Fund's
fundamental investment             restriction on lending.

          Approve:       29,833,945 shares
          Against:       19,157 shares
          Abstain:       985 shares

          3D.  To modify the International Fund's
          fundamental investment restriction on lending.

          Approve:       1,232,827 shares
          Against:            15,629 shares
          Abstain:              2,740 shares

          3E.  To modify the International Fund's
          fundamental investment restriction on real estate investments.

          Approve:       1,234,627 shares
          Against:            15,629 shares
          Abstain:              2,740 shares

          3F. To eliminate the International Fund's fundamental investment restriction on short sales.

          Approve:       1,234,080 shares
          Against:            15,485 shares

          Abstain:              3,431 shares



          3F. To eliminate the International Fund's fundamental investment restriction on investments in oil, gas and mineral programs.

          Approve:       1,234,080 shares
          Against:            15,485 shares
          Abstain:              3,431 shares

          4A.  To change the Municipal Money Fund's
investment objective from               fundamental to non-
fundamental.

          Approve:       40,237,217 shares
          Against:       88,813 shares

          4B.  To change the U.S. Government Money Fund's
investment objective from          fundamental to non-
fundamental.

          Approve:       29,828,983 shares
          Against:       19,031 shares
          Abstain:       6,073 shares

          4C.  To change the International Fund's investment
objective from                     fundamental to non-
fundamental

          Approve:                 185,285 shares
          Against:                     1,062,170 shares
          Abstain:                     5,541 shares

          5.   To approve an Agreement and Plan of
          Reorganization  (the "Plan") providing that (i)
          International Fund would transfer all of its assets in exchange for shares of common stock of the Credit Suisse International Focus Fund, Inc.
          (the "Acquiring Fund"), and the assumption by the Acquiring Fund of the International Fund's liabilities, (ii) such shares of common stock of the Acquiring Fund would be distributed to shareholders of the International Fund in liquidation of the International Fund, and (iii) the International Fund would be subsequently terminated as a series of Credit Suisse
          Opportunity Funds:

          Affirmative              1,236,257 shares
          Against                    9,020 shares
          Abstain                    7,720 shares